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                             ADVANCED RADIO TELECOM CORP.

                               (a Delaware corporation)




                             135,000 Units Consisting of
                      $135,000,000 Aggregate Principal Amount of
                       ___% Senior Notes due 2007 and Warrants
                     to Purchase 2,731,725 Shares of Common Stock






                                  PURCHASE AGREEMENT














                               Dated:  February __, 1997




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                                Table of Contents
PURCHASE AGREEMENT...........................................................1
   SECTION 1.     Representations and Warranties.............................3
          (a)  Representations and Warranties by the Company.................3
          (b)  Officer's Certificates.......................................13
   SECTION 2.     Sale and Delivery to Underwriters; Closing................13
          (a)  Securities...................................................13
          (b)  Payment......................................................13
          (c)  Denominations; Registration..................................14
   SECTION 3.     Covenants of the Company..................................14
          (a)  Compliance with Securities Regulations and Commission
                  Requests..................................................14
          (b)  Filing of Amendments.........................................14
          (c)  Delivery of Registration Statements..........................14
          (d)  Delivery of Prospectuses.....................................15
          (e)  Continued Compliance with Securities Laws....................15
          (f)  Blue Sky Qualifications......................................15
          (g)  Rule 158.....................................................15
          (h)  Use of Proceeds..............................................16
          (i)  Listing......................................................16
          (j)  Restriction on Sale of Securities............................16
          (k)  Reporting Requirements.......................................16
          (m)  Pledged Securities...........................................16
   SECTION 4.     Payment of Expenses.......................................16
          (a)  Expenses.....................................................16
          (b)  Termination of Agreement.....................................17
   SECTION 5.     Conditions of Underwriters' Obligations...................17
          (a)  Effectiveness of Registration Statement......................17
          (b)  Opinion of Counsel for Company...............................17
          (d)  Opinion of Counsel for Underwriters..........................18
          (e)  Officers' Certificate........................................18
          (f)  Accountants' Comfort Letter..................................18
          (g)  Bring-down Comfort Letter....................................18
          (h)  Maintenance of Rating........................................18
          (i)  Approval of Listing..........................................19
          (j)  Objection....................................................19
          (l)  Additional Documents.........................................19
          (m)  Termination of Agreement.....................................19
   SECTION 6.     Indemnification...........................................19
          (a)  Indemnification of Underwriters..............................19
          (b)  Indemnification of Company, Directors and Officers...........20
          (c)  Actions against Parties; Notification........................20
          (d)  Settlement without Consent if Failure to Reimburse...........21
   SECTION 7.     Contribution..............................................21
   SECTION 8.  Representations, Warranties and Agreements to Survive
                  Delivery..................................................23
          (a)  Termination; General.........................................23
          (b)  Liabilities..................................................23
   SECTION 10.    Default by One or More of the Underwriters................23
   SECTION 11.    Notices...................................................24

                                      i

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   SECTION 12.    Parties...................................................24
   SECTION 13.    Governing Law and Time....................................24
   SECTION 14.    Effect of Headings........................................24

   SCHEDULES
        Schedule A - List of Underwriters..............................Sch A-1
        Schedule B - Pricing Information...............................Sch B-1

   EXHIBITS
        Exhibit A - Form of Opinion of Company's Counsel...................A-1
        Exhibit B - Form of Opinion of Special Regulatory Counsel..........B-1
        Exhibit C - Capitalization of the Company..........................C-1

                                      ii

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                             ADVANCED RADIO TELECOM CORP.

                               (a Delaware corporation)

                             135,000 Units Consisting of
                      $135,000,000 Aggregate Principal Amount of
                       ___% Senior Notes due 2007 and Warrants
                          to Purchase Shares of Common Stock


                                  PURCHASE AGREEMENT

                                                               February __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
CIBC WOOD GUNDY SECURITIES CORP.
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Advanced Radio Telecom Corp. (f/k/a Advanced Radio Technologies Corporation), a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy") are acting as representatives (in such capacity, the "Representatives") with respect to the issue and sale by the Company and the purchase by the Underwriters (the "Offering"), acting severally and not jointly, of the respective amounts set forth in said Schedule A of 135,000 units (the "Units"), each consisting of $1,000 principal amount of the Company's ___% Senior Notes due 2007 (collectively, the "Notes") and 15 warrants (collectively, the "Warrants"), each Warrant representing the right to purchase 1.349 shares (collectively, the "Warrant Shares") of common stock, par value $.001 per share (the "Common Stock"). The Notes are to be issued pursuant to an indenture, dated as of February __, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").
The Warrants are to be issued pursuant to a warrant agreement, dated as of February __, 1997 (the "Warrant Agreement"), between the Company and Continental Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent"). The Notes and the Warrants will not be separable until the earlier of (i) __________, 1997, (ii) a Change in Control with respect to the Company and (iii) such date as the Underwriters may, in their discretion, deem appropriate (such date, the "Separation Date"). The Units, the Notes, the Warrants and the Warrant Shares are herein collectively referred to as the "Securities."

This Agreement, the Indenture, the Warrant Agreement and the Collateral Pledge and Security Agreement, dated as of February __, 1997 (the "Pledge Agreement"), between the Company and The Bank of New York, as collateral agent (the "Collateral Agent"), are herein collectively referred to as the "Operative Documents." Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

     The Company understands that the Underwriters propose to make a public offering of the Units as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Prior to the date hereof, the Company entered into a certain Senior Secured Credit Agreement and certain ancillary documents attached thereto as exhibits (collectively, the "CIBC Agreements"), pursuant to which certain investors identified by CIBC Wood Gundy agreed, under certain circumstances, to purchase up to $50.0 million of the Company's senior secured notes.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-19295) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the SecuritieUnits is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated January 16, 1997 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

SECTION 1.     Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

      (i) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

         (ii) Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (iii) No action has been taken and no local, state or Federal law, statute, ordinance, rules, regulation, requirement, judgment or court decree has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Units or prevents or suspends the use of the Prospectus; no judgment, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued that prevents the issuance of the Units or prevents or suspends the sale of the Units in any jurisdiction referred to in Section 3(f) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

        (iv) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been described or filed as required. The contracts so described in the Prospectus are accurate and complete in all material respects, and all such contracts described as being in full force and effect on the date hereof are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries or, to the best of the Company's knowledge, any other party is in breach of or default under any such contract.

         (v) Each of the Company and ART Licensing Corp., a Delaware corporation ("ART Licensing") has been duly formed as a corporation and is validly existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and ART Licensing is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the assets, properties, business, management, earnings, net worth, results of operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries, taken as a whole. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (vi) ART Licensing, Advanced Radio Telecom Sweden AB, a corporation organized under the laws of Sweden ("ART Sweden"), and Advanced Radio Telecom Limited, a corporation organized under the laws of the United Kingdom ("ART UK"), are the only subsidiaries of the Company. The Company owns all of the outstanding capital stock of each such subsidiary, subject, in the case of ART Sweden and ART UK, to the provisions of that certain ART Europe Shareholders Agreement, dated as of September 30, 1996, between the Company and Trond Johannessen; all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than any liens arising under the CIBC Agreements as described in the Prospectus; and none of such capital stock was issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of any such subsidiary.

         (vii) Neither ART Sweden nor ART UK has any material assets or conducts any material business or operations.

         (viii) The Company and its subsidiaries do not have any ownership interest in any joint venture, other than (A) the Company's 50% ownership interest in the ART West Joint

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    Venture, a Delaware partnership owned by the Company and Extended
    Communications, Inc. ("ART West"), and (B) the Company's investment in Advantage Telecom, Inc.

          (ix) Upon consummation of the Offering, the Company will have an authorized and outstanding capitalization as set forth in Exhibit C hereto. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock of the Company. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

          (x) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

          (xi) The Company has duly authorized, executed and delivered this Agreement and this Agreement is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (A) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (B) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (C) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

          (xii) The Company has duly authorized the Units and, when issued and delivered to and paid for by the Underwriters in accordance with the terms hereof, the Units will conform in all material respects to the description thereof in the Prospectus.

          (xiii) The Company has duly authorized the Indenture and, when the Company has duly executed and delivered the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (A) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (B) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The Indenture has been duly qualified under the 1939 Act.

          (xiv) The Company has duly authorized the Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, the Notes will conform in all material respects to the description thereof in the Prospectus, will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited (A) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (B) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

         (xv) The Company has duly authorized the Warrant Agreement and, when the Company has duly executed and delivered the Warrant Agreement (assuming the due authorization, execution and delivery thereof by the Warrant Agent), the Warrant Agreement will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (A) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (B) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (C) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

          (xvi) The Company has duly authorized the Warrants and, when countersigned by the Warrant Agent and issued and delivered by the Company in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters in accordance with the terms hereof, the Warrants will conform in all material respects to the description thereof in the Prospectus and will have been validly issued, and the issuance of such Warrants will not be subject to any preemptive or similar rights.

          (xvii) The Company has duly authorized and reserved for issuance the Warrant Shares to be issued upon the exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the Exercise Price as provided in the Warrant Agreement, the Warrant Shares will conform in all material respects to the description thereof in the Prospectus, will have been duly issued and will be fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights.

          (xviii)   The Company has duly authorized the Pledge Agreement and,
     when the Company has duly executed and delivered the Pledge Agreement (assuming the due authorization, execution and delivery thereof by the Collateral Agent), the Pledge Agreement will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (A) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (B) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (C) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

          (xix) Upon consummation of the Offering, the Company will be the sole beneficial owner of the Pledged Securities (as defined in the Registration Statement) and no Lien (as defined in the Registration Statement) will exist upon such Pledged Securities (and no right or option to acquire the same will exist in favor of any other person or entity), except for the pledge and security interest in favor of the Collateral Agent to be created or provided for in the Pledge Agreement, which pledge and security interest will constitute a first priority perfected pledge and security interest in and to all of the Pledged Securities.

          (xx) No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the 1933 Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the SecuritieUnits by the Underwriters and the clearance of the Offering with the National Association of Securities Dealers, Inc. ("NASD").

          (xxi) No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the 1933 Act in the Offering contemplated by this Agreement. No further approval or authority of the stockholders or the board of directors of the Company (the "Board of Directors") will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

          (xxii) The Company has filed each of (A) the Cooperation Agreement between Landover Holdings Corp. ("LHC"), Laurence S. Zimmerman and the Company, (B) the Voting Trust Agreement among Vernon L. Fotheringham, Andrew I. Fillat and Mark C. Demetree, as trustees, LHC, Kimberly Zimmerman, the Zachary Tyler Zimmerman Trust and the Company and (C) the Confidentiality Agreement among Laurence S. Zimmerman, the Company and Telecom (collectively, the "Voting Trust Agreements"), with the Secretary of State of the State of Delaware and has taken all acts necessary to comply with Delaware law; each of the Voting Trust Agreements complied with Delaware law when so filed; and, to the Company's knowledge, Laurence S. Zimmerman has taken all acts necessary to comply with Delaware law.

          (xxiii)   Each of the CIBC Agreements will terminate upon consummation of the Offering.

          (xxiv) The CommcoCCC Agreement (as such term is defined in the Prospectus) has been duly authorized and validly executed by each of the parties thereto and is the legally valid and binding agreement of each such party, enforceable against each such party in accordance with its terms, except as the enforceability thereof may be limited (A) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (B) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (C) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

          (xxv) None of the execution, delivery and performance of the Operative Documents by the Company, the compliance by the Company with all of the provisions thereof, the issuance and sale of the Units, the consummation by the Company and its subsidiaries of the transactions contemplated thereby (A) require any consent, approval, authorization or other order of or filing, registration, qualification, license or permit of or with, any court, regulatory body, administrative agency or other governmental body (including, without limitation, the Federal Communications Commission (the "FCC")), other than those that have been obtained and are in full force and effect, or (B) violate, conflict with, or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries pursuant to (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, mortgage, deed of trust or other agreement, indenture or other instrument to which or by which any of them is a party or by which any of them or any of their respective property is bound, (3) any local, state or Federal law, statute, ordinance, rule, regulation or requirement (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (as so amended, the "Communications Act"), the rules and regulations of the FCC and any environmental laws, statutes, ordinances, rules or regulations) applicable to the Company, any of its subsidiaries or any of their respective assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or any of their assets or properties, that, in the case of clauses (2), (3) or (4), (x) would reasonably be expected, either individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, management, earnings, net worth, results of operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries, taken as a whole,
     (y) would materially interfere with or materially adversely affect the issuance of the Units or the consummation of the Offering or (z) would in any manner draw into question the validity of any of the Operative Documents (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

          (xxvi) Neither the Company nor any of its subsidiaries is or, immediately after giving effect to the Offering, will be (A) in violation of its charter or bylaws, (B) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which any of them is a party, or by which any of their respective properties is bound or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to any of them or any of their respective assets or properties (whether owned or leased), other than, in the case of clauses
     (B) and (C), any default or violation that would not reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that would reasonably be expected to have a Material Adverse Effect.

          (xxvii)   Other than routine FCC proceedings relating to applications for and assignments of 38 GHz wireless broadband authorizations and other than rulemaking procedures of general applicability to the 38 GHz wireless broadband telecommunications industry, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or, to the Company's knowledge, contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of any of them is subject, or (B) no injunction, restraining order or order of any nature by a Federal or state court or foreign court of competent jurisdiction to which the Company, any of its subsidiaries or their business, assets, or property are, or would reasonably be expected to be, subject.

          (xxviii) Each of the Company and ART Licensing has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except for liens described in the Prospectus, liens for taxes not yet due and payable and other liens not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, to all property and assets described in the Prospectus as currently being owned by each of the Company and its subsidiaries. The Company or its subsidiaries hold 73 authorizations (the "Company FCC Licenses") to provide 38 GHz wireless broadband services ("Service"). In particular, the Company or its subsidiaries hold the authorizations set forth in the table in the Prospectus under the heading "Business--38 GHz Wireless Broadband Licenses and Authorizations" (the "License Table") to provide Service in the markets identified therein as "Owned" and for the amount of bandwidth set forth in the column entitled "Owned" opposite each such market. The Company has entered into contracts, pursuant to which the Company is authorized to manage such authorizations on the terms set forth in the Prospectus, with third parties (including, without limitation, the ICG Agreement (as defined in the Prospectus)) that hold, on a combined basis, 351 authorizations (the "Managed FCC Licenses") to provide Service. In particular, these third parties hold the authorizations set forth in the License Table to provide Service in the markets identified therein as "Managed" and for the amount of bandwidth set forth in the column entitled "Managed" opposite each such market, subject to such qualifications as are set forth in the Prospectus. The shareholders of CommcoCCC, Inc. ("CommcoCCC") hold 129 authorizations (the "CommcoCCC FCC Licenses") to provide Service, which authorizations will be contributed to CommcoCCC. In particular, the shareholders of CommcoCCC hold the authorizations set forth in the License Table to provide Service in the markets identified therein as "Under Definitive Agreement to Acquire" and for the bandwidth set forth in the column entitled "Under Definitive Agreement to Acquire" opposite each such market. All of the Company FCC Licenses, the Managed FCC Licenses and the CommcoCCC FCC Licenses (collectively, the "Licenses") are in full force and effect. Each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Licenses and with the rules and regulations of the regulatory authorities having jurisdictions with respect thereto. All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder which would reasonably be expected to result in a Material Adverse Effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee or as assignee of lessee with such exceptions as do not materially interfere with the use made by the Company or its subsidiaries.

          (xxix) Each of the Company, ART Licensing and ART West has such permits, licenses, franchises, trademarks and authorizations of governmental or regulatory authorities other than the FCC ("Permits") as are necessary to own, lease and operate their respective properties and to conduct their respective business in the manner described in the Prospectus. Each of the Company, ART Licensing and ART West has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except for any such impairments which would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

          (xxx) The development, implementation and operation of the 38 GHz wireless broadband telecommunications services network as described, and in the markets described, in the Prospectus will not (A) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries, (B) result in any violation of any applicable law, administrative regulation or administrative or court decree (including, without limitation, the Communications Act, the rules and regulations of the FCC and environmental laws) or (C) conflict with or constitute a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of their property is subject, except, in the case of clauses (B) and (C) above, any such violations, conflicts or breaches that would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xxxi) Except as described in the Prospectus, the business and operations conducted and proposed to be conducted by the Company and its subsidiaries as described in the Prospectus are not regulated by any public service or public utility commissions in the States in which the Company and its subsidiaries conduct or propose to conduct such business and operations as described in the Prospectus; and neither the Company nor any of its subsidiaries is or will be required to obtain any Permit from any public service or public utility commission in any such State to conduct its business as described in the Prospectus.

          (xxxii)   Each of the Company, ART Licensing and ART West has filed
     all reports required to be filed with the FCC.

          (xxxiii) Neither the Company nor ART Licensing has violated any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect.

          (xxxiv)   All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been so filed. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided for those currently payable without penalty or interest. There are no proposed additional taxes assessments against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has any knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries which would reasonably be expected to have a Material
     Adverse Effect.

          (xxxv) Each of the Company and its subsidiaries maintains reasonably adequate insurance.

          (xxxvi)   Coopers & Lybrand, L.L.P., who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (xxxvii) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the individual and consolidated financial positions, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Prospectus (and any amendment or supplement thereto) at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, except as disclosed therein. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. The pro forma financial information and other financial information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and regulations with respect to pro forma financial information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Summary Historical and Pro Forma Financial Data," "Capitalization" and "Selected Historical and Pro Forma Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

         (xxxviii) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxxix)    Subsequent to the respective dates as of which information is given in the Prospectus and except as set forth in the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance,
     (C) there has not been, individually or in the aggregate, any change or development which would reasonably be expected to result in a Material Adverse Effect and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock.

          (xl) As disclosed in the Prospectus, the Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. As disclosed in the Prospectus, after giving effect to the Offering, the fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and mature. As disclosed in the Prospectus, the assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and its subsidiaries, taken as a whole, as conducted or as proposed to be conducted.

         (xli) Neither the Company nor any of its subsidiaries is (A) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or
     (B) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (xlii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Units, the application of the proceeds from the issuance and sale of the Units and the consummation of the transactions contemplated thereby as set forth in the Prospectus, will violate Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (xliii)   The Company has not distributed, and will not distribute
     prior to the First Closing Date, any offering material in connection with the offering and sale of the Units other than any preliminary prospectus, the Prospectus, the Registration Statement and the other materials permitted by the 1933 Act.

          (xliv) Neither the Company nor any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units or (B) since the date of the Prospectus (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Units or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xlv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any other person that would give rise to a valid claim against the Company, any of its subsidiaries or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Units.

          (xlvi) Each of the Company and its subsidiaries has complied with all provisions of Section 517.075, Florida Statutes.

          (xlvii)   Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission.

               The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to
Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

               (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters on or prior to Closing Time shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

               SECTION 2.     Sale and Delivery to Underwriters; Closing.

               (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the number of Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

               (b) Payment. Payment of the purchase price for, and delivery of, the Units shall be made at the offices of Latham & Watkins, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

               Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Units which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Units to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

               (c) Denominations; Registration. Certificates for the Notes and Warrants comprising the Units shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. Such certificates will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

               SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

       (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations and the 1939 Act and the regulations thereunder so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule
   462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b)
   Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Units for investment under the laws of such jurisdictions as the Underwriters may request.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

       (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under "Use of Proceeds."

       (i) Listing. The Company will use its best efforts to effect the listing of the Warrant Shares on the Nasdaq National Market in compliance with applicable Nasdaq National Market listing requirements.

       (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt security of the Company (other than the Notes) in a public offering registered under the 1933 Act or in a transaction exempt from the registration requirements of the 1933 Act by operation of Rule
   144A under the 1933 Act Regulations.

        (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

        (l) Compliance with Warrant Agreement. The Company will comply with the provisions of the Warrant Agreement relating to the registration under the 1933 Act of the initial issuance of the Warrant Shares upon exercise of the Warrants.

        (m) Pledged Securities. Pursuant to the Indenture and upon closing of the Offering, the Company will use a portion of the net proceeds of the Offering to purchase and pledge to the Collateral Agent for the benefit of holders of the Notes Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of public accountants selected by the Company, to provide for payment in full for the first six scheduled interest payments due on the Notes. The Company will take all actions necessary to pledge, assign and set over to the Collateral Agent, for the benefit of holders of the Notes, and irrevocably grant to the Collateral Agent for the benefit of the holders of the Notes a first priority security interest in, all of its respective right, title and interest in such Pledged Securities held by the Collateral Agent or on its behalf, in order to secure the obligations of the Company to pay interest on the Notes and in certain circumstances the obligations of the Company to pay principal on the Notes.

               SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the other Operative Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Notes and the Warrants to the Underwriters,

(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (ix) the fees and expenses of the Collateral Agent, including the fees and disbursements of counsel for the Collateral Agent in connection with the Pledge Agreement, (x) the fees and expenses of the Warrant Agent, including the fees and disbursements of counsel for the Warrant Agent in connection with the Warrant Agreement and the Warrants, (xi) any fees payable in connection with the rating of the Units to the SecuritiNotes, (xii) the filing fees incident to, and the reasonable fees and disbursements of counsel Underwriters in connection with, the review by the NASD of the terms of the sale of the UnitsSecuritie and (xiii) the fees and expenses incurred in connection with the listing of the Warrant Shares on the Nasdaq National Market.

               (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of
Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

               SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Hahn & Hessen LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (c) Opinion of Special Regulatory Counsel. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, special regulatory counsel, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as the Underwriters may reasonably request.

        (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Underwriters, with respect to certain matters requested by the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (f) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (h) Maintenance of Rating. At Closing Time, the Notes shall be rated at least "Caa" by Moody's Investor's Service Inc. and "CCC+" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company's other securities.

        (i) Approval of Listing. At Closing Time, the Warrant Shares shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

        (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (k) Opinion Regarding Pledged Securities. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Coopers & Lybrand L.L.P. to the effect that the Company has deposited with, and pledged to, the Collateral Agent for the benefit of holders of the Notes Pledged Securities in an amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full for the first six scheduled interest payments due on the Notes.

        (l) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the SecuritieUnits as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the SecuritieUnits as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

       (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
   Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

   SECTION 6.     Indemnification.

               (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

       (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

       (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

  (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section
6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof
(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the SecuritieUnits pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Units as set forth on such cover.

               The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Units set forth opposite their respective names in Schedule A hereto and not joint.

               SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Units to the Underwriters.

               SECTION 9.     Termination of Agreement.

               (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

               (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

               SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Units which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

               No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

               In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

               SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Steven C. Jones; and notices to the Company shall be directed to it at 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004, attention of Chief Financial Officer.

               SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of SecuritieUnits from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

               SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.   SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

               SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             ADVANCED RADIO TELECOM CORP.



                                             By
                                                  -------------------------
                                                  Title:

 CONFIRMED AND ACCEPTED,
               as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CIBC WOOD GUNDY SECURITIES CORP.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By
    -------------------------------
     Authorized Signatory

                                      SCHEDULE A



                                                  Number
      Name of Underwriter                        of Units
      -------------------                        --------

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated ..................

CIBC Wood Gundy Securities Corp. ..............

                                                   -------
Total .............................................135,000
                                                   -------
                                                   -------



                                   Sch A-1

                                      SCHEDULE B

                             ADVANCED RADIO TELECOM CORP.

                             135,000 Units Consisting of
                      $135,000,000 Aggregate Principal Amount of
                       ___% Senior Notes due 2007 and Warrants
                          to Purchase Shares of Common Stock



 1.   The initial public offering price of the Units shall $135,000,000.

 2. The purchase price to be paid by the Underwriters for the Units shall be $____________.

 3.   The interest rate on the Notes shall be ___% per annum.

 4. The prices at which the Company may repurchase Notes pursuant to the optional redemption provisions of the Indenture shall be as follows:

               2002 ...........................____%
               2003 ...........................____%
               2004 ...........................____%
               2005 and thereafter ............____%.

 5. The price at which the Company may repurchase Notes pursuant to the equity claw-back feature of the optional redemption provisions of the Indenture shall be ___%.

 6. The number of shares of Common Stock for which a Warrant may be initially exercised shall be 1,349.

 7. The initial exercise price of the Warrants shall be $____ per share of Common Stock.


                                Sch B-1